Exhibit F
                              Troutman Sanders LLP
                              600 Peachtree Street
                                   Suite 5200
                                Atlanta GA 30308
                                  404-885-3000


                                 October 3, 1996



Securities and Exchange Commission
Washington, D.C. 20549

                  Re:      The Southern Company -   Application or
                           Declaration on Form U-1 (File No. 70-8821)
Ladies and Gentlemen:

         We are familiar with the statement on Form U-1 filed by Southern Company Services, Inc. ("SCS") and the five operating electric utility subsidiaries (the "Operating Companies") of The Southern Company, a registered holding company, in the above-referenced proceeding, as it has been amended, and are furnishing this opinion with respect to the actions requested therein, which, if granted, would authorize SCS and the Operating Companies to engage in certain energy commodity brokering and marketing transactions.

         We are of the opinion that SCS and the Operating Companies are each validly organized and duly existing corporation under the laws of the respective State of their incorporation and that, upon the issuance of your order or orders herein, and that, in the event the proposed transactions are carried out in accordance with the terms of such statement on Form U-1, as amended, and your order or orders:

                  (a) all state laws applicable to the proposed transactions will have been complied with; and

                  (b) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by SCS, the Operating Companies or any associate company of SCS or the Operating Companies.

         We hereby consent to the use of this opinion in connection with the filing of such statement on Form U-1.

                                           Very truly yours,

                                           /s/Troutman Sanders LLP

                                           Troutman Sanders LLP